Exhibit 99.1

VBI Vaccines Awarded Up to CAD$56 Million Contribution from Canadian Government to Accelerate Coronavirus Vaccine Development

-	Government of Canada will support advancement of VBI’s coronavirus program through Phase 2 clinical development
-	Pre-clinical data are expected to enable selection of clinical candidates in Q3 2020 and the initiation of clinical studies by the end of 2020

OTTAWA, Ontario and CAMBRIDGE, Mass. (August 5, 2020) – Variation Biotechnologies Inc., an Ottawa-based wholly-owned Canadian subsidiary of VBI Vaccines Inc. (Nasdaq: VBIV) (VBI), a commercial-stage biopharmaceutical company developing next-generation infectious disease and immuno-oncology vaccines, today announced that it has been awarded up to a CAD$56 million contribution from the Strategic Innovation Fund of the Government of Canada to support the development of the company’s coronavirus program, VBI-2900, through Phase 2 clinical studies.

Coronaviruses are enveloped viruses by nature, which make them prime targets for VBI’s flexible enveloped virus-like particle (eVLP) platform technology. A multivalent eVLP vaccine candidate, co-expressing SARS-CoV-2, SARS-CoV, and MERS-CoV spike proteins, may enable the immune system’s production of broadly reactive antibodies, potentially offering protection from emerging strains of COVID-19 that evolve over time.

“We are grateful for the support of the Government of Canada and we share their public health commitment to providing an effective response to the ongoing COVID-19 pandemic,” said Jeff Baxter, VBI’s President and CEO. “VBI’s coronavirus program is a differentiated approach, using a proven, scalable, and cost-effective technology to potentially broaden the immune response to SARS-CoV-2 and potentially other coronaviruses. This funding will help accelerate our vaccine candidates into and through clinical development, the first clinical studies for which are expected to initiate by the end of 2020.”

“This investment with VBI is part of Canada’s plan to mobilize science to fight COVID-19,” said Navdeep Bains, Canada’s Minister of Innovation, Science, and Industry. “An effective vaccine will be critical as we work to contain the COVID-19 virus and prevent future infections, and we recognize VBI’s potential to be part of the solution.”

As part of the previously-announced collaboration with the National Research Council of Canada (NRC), a series of three pre-clinical mouse studies initiated in the second quarter of 2020 to evaluate: (1) trivalent vs. monovalent vaccine constructs, (2) multiple different adjuvants, and (3) pre-fusion vs. post-fusion spike proteins. Based on the results of these studies, which are being conducted at both the NRC core facilities and VBI’s research facility in Ottawa, Canada, VBI expects to select the optimal vaccine candidates in the third quarter of 2020 to enable the start of clinical studies by the end of 2020.

In addition to progressing the VBI-2900 program through Phase 2 clinical development, VBI expects to use this funding to finalize all manufacturing process development and to expand the workforce at its research and development facility in Ottawa. Further discussions with the Government of Canada may explore additional federal funding to support late-stage development.

About Coronaviruses

Coronaviruses are a large family of enveloped viruses that usually cause respiratory illness of varying severities, including the common cold and pneumonia. Only seven coronaviruses are known to cause disease in humans, four of which most frequently cause symptoms of the common cold. Three of the seven coronaviruses, however, have more serious outcomes in people: (1) SARS-CoV-2, a novel coronavirus identified as the cause of coronavirus disease 2019 (COVID-19); (2) MERS-CoV, identified in 2012 as the cause of Middle East respiratory syndrome (MERS); and (3) SARS-CoV, identified in 2002 as the cause of an outbreak of severe acute respiratory syndrome (SARS).1,2

About VBI Vaccines Inc.

VBI Vaccines Inc. (Nasdaq: VBIV) is a commercial-stage biopharmaceutical company developing a next generation of vaccines to address unmet needs in infectious disease and immuno-oncology. VBI is advancing the prevention and treatment of hepatitis B, with the only tri-antigenic hepatitis B vaccine, Sci-B-Vac®, which is approved for use and commercially available in Israel, and recently completed its Phase 3 program in the U.S., Europe, and Canada, and with an immunotherapeutic in development for a functional cure for chronic hepatitis B. VBI’s enveloped virus-like particle (eVLP) platform technology enables development of eVLPs that closely mimic the target virus to elicit a potent immune response. VBI’s lead eVLP programs include a vaccine immunotherapeutic candidate targeting glioblastoma (GBM), a prophylactic cytomegalovirus (CMV) vaccine candidate, and a prophylactic pan-coronavirus vaccine candidate. VBI is headquartered in Cambridge, MA, with research operations in Ottawa, Canada, and research and manufacturing facilities in Rehovot, Israel.

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Cautionary Statement on Forward-looking Information

Certain statements in this press release that are forward-looking and not statements of historical fact are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are forward-looking information within the meaning of Canadian securities laws (collectively, “forward-looking statements”). The Company cautions that such statements involve risks and uncertainties that may materially affect the Company’s results of operations. Such forward-looking statements are based on the beliefs of management as well as assumptions made by and information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, the satisfaction of all conditions for the Company’s receipt of the financial contribution from the Canadian Government, including all required governmental approvals and the execution of the definitive contribution agreement, the impact of general economic, industry or political conditions in the United States or internationally; the impact of the recent COVID-19 outbreak on our clinical studies, manufacturing, business plan, and the global economy; the ability to establish that potential products are efficacious or safe in preclinical or clinical trials; the ability to establish or maintain collaborations on the development of therapeutic candidates; the ability to obtain appropriate or necessary governmental approvals to market potential products; the ability to obtain future funding for developmental products and working capital and to obtain such funding on commercially reasonable terms; the Company’s ability to manufacture product candidates on a commercial scale or in collaborations with third parties; changes in the size and nature of competitors; the ability to retain key executives and scientists; and the ability to secure and enforce legal rights related to the Company’s products. A discussion of these and other factors, including risks and uncertainties with respect to the Company, is set forth in the Company’s filings with the SEC and the Canadian securities authorities, including its Annual Report on Form 10-K filed with the SEC on March 5, 2020, and filed with the Canadian security authorities at sedar.com on March 5, 2020, as may be supplemented or amended by the Company’s Quarterly Reports on Form 10-Q. Given these risks, uncertainties and factors, you are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. All such forward-looking statements made herein are based on our current expectations and we undertake no duty or obligation to update or revise any forward-looking statements for any reason, except as required by law.

1 “Coronavirus.” World Health Organization, https://www.who.int/health-topics/coronavirus.

2 “Coronaviruses.” National Institute of Allergy and Infectious Diseases, https://www.niaid.nih.gov/diseases-conditions/coronaviruses

VBI Contact

Nicole Anderson

Director, Corporate Communications & IR

Phone: (617) 830-3031 x124

Email: IR@vbivaccines.com